                                                                    Exhibit 99.1

                              FOR IMMEDIATE RELEASE

For:   Evans Bancorp, Inc.:                   Contact:  Mark DeBacker, Treasurer
       14-16 North Main Street                Phone:    (716) 549-1000
       Angola, New York  14006                Fax:      (716) 549-0720



     EVANS BANCORP ANNOUNCES 8.0 PERCENT INCREASE IN THIRD QUARTER 2003 NET
                      INCOME AND 12.9 PERCENT INCREASE IN
                     SEPTEMBER 2003 YEAR-TO-DATE NET INCOME



ANGOLA, N.Y.-OCTOBER 22, 2003-Evans Bancorp, Inc. (Nasdaq: EVBN) the holding company for Evans National Bank, a commercial bank with eight branches in Western New York, and approximately $335.6 million in assets, today reported strong growth in revenue and income for the quarter ended September 30, 2003. The Company also announced a share repurchase program.

THIRD QUARTER 2003 PERFORMANCE HIGHLIGHTS:
------------------------------------------

-    NET INCOME GREW BY 8.0% OR $74 THOUSAND OVER THIRD QUARTER 2002
-    GROSS LOANS INCREASED DURING THE THIRD QUARTER BY 4.8% AND 17.6%
     YEAR-TO-DATE
- GROWTH IN NON-INTEREST INCOME WHICH COMPRISED 35.8% OF TOTAL REVENUE IN THE THIRD QUARTER 2003 AS COMPARED TO 26.6% IN THE THIRD QUARTER 2002

NET INCOME:
-----------

Net income was $1.0 million or $0.41 per share for the quarter ended September 30, 2003 as compared to $0.9 million or $0.38 per share for the quarter ended September 30, 2002. Year-to-date net income was $3.1 million or $1.26 per share as compared to $2.7 million or $1.13 per share for the nine months ended September 30, 2002. All per share amounts reflect the special 5 percent stock dividend paid in January 2003 and the special 5 percent stock dividend payable on December 1, 2003 to shareholders of record as of October 14, 2003, which was declared on September 16, 2003.

James Tilley, President and Chief Executive Officer, said, "We are pleased with our financial performance in the third quarter while the economic environment remains challenged. As a result of low interest rates, our net interest margin has declined due to investment securities premium amortization and lower reinvestment rates available to us. Despite this, we were able to grow our earnings due to our business diversification strategy, which resulted in strong growth in non-interest income. Looking forward, we expect investment security premium amortization to slow in the fourth quarter should interest rates stabilize, causing mortgage refinancings to slow."

FINANCIAL POSITION:
-------------------
Total assets were $335.6 million at September 30, 2003, an increase of 1.1% and 16.3% over June 30, 2003 and December 31, 2002, respectively. Asset growth included an increase of $8.1 million in gross loans or 4.8% for the third quarter. Investment securities also grew $1.4 million or 1.1% in the third quarter. This growth was funded by a $5.8 million reduction in cash, $3.3 million in additional overnight borrowings, and modest deposit growth of $0.5 million or 0.2% during the third quarter.

Asset quality continues to remain strong with net charge-offs of $5 thousand in the third quarter 2003. Non-performing loans totaled 0.15% of total loans outstanding at September 30, 2003 as compared to 0.79% at December 31, 2003. The allowance for loan losses totaled $2.5 million or 1.41% of gross loans outstanding at September 30, 2003 as compared to 1.42% at December 31, 2002.

OPERATIONAL RESULTS:
--------------------
Net interest income of $2.5 million for the third quarter 2003 represented a $0.1 million decrease from the third quarter 2002, primarily as a result of accelerated amortization of investment securities premiums as a result of the low interest rate environment. The low interest rate environment caused a large amount of activity in mortgage refinancings which led to an acceleration of amortization on investment securities purchased at a premium that were backed by mortgages. Additionally, loan interest income declined slightly for the quarter as a result of the low interest environment. As a result, year-to-date September 2003, net interest income has increased a modest $12 thousand or 0.2% over the same time period in 2002.

Non-interest income was $2.0 million for the third quarter 2003, an increase of $0.7 million or 48.1% over the third quarter 2002. Year-to-date September 2003 non-interest income was $6.0 million, an increase of $2.0 million or 48.9% over the same period in 2002. For the quarter, increases were realized in most non-interest income categories, including M&W insurance fees of $0.2 million, service charges of $0.2 million, securities gains of $0.1 million, loan-related fees including prepayment fees of $0.1 million, and income on bank-owned life insurance of $0.1 million.

Non-interest expense was $3.1 million for the third quarter 2003, an increase of $0.5 million or 17.4% over the third quarter 2002. Year-to-date September 2003 non-interest expense was $9.5 million, an increase of $1.7 million or 21.1% over the same time period in 2002. The primary increase of $0.3 million for the quarter was salaries related to Company growth and merit pay increases. The remainder of the increase pertains to a number of items including the Bank's first quarter 2003 conversion to a next generation item processing data center environment, which has resulted in additional capacity, capability and opportunity for future efficiencies.

SHARE REPURCHASE:
-----------------
During the third quarter 2003, the Company repurchased 25,000 common shares at an average price of $21.94, under a stock repurchase plan approved by the Board of Directors in September 2001. On October 21, 2003, the Board of Directors approved a new stock repurchase plan which authorizes the Company to repurchase up to 50,000 shares of stock over the next two years. Under the plan, purchases will be made on a discretionary basis, in the open market or otherwise, at times and amounts as determined by management, subject to market conditions, business conditions, applicable legal and regulatory requirements and other factors. As of October 22, 2003, the Company had approximately 2.4 million shares outstanding.

OUTLOOK:
--------
Based on the third quarter earnings results, common stock repurchased in 2003, and adjustment of per share data for the 5 percent stock dividend payable in December 2003, management of Evans Bancorp, Inc has increased its net income per share estimate for the 2003 year to be in the range of $1.61-$1.71 per share.

Tilley stated, "Through a difficult business environment, we have been able to meet or exceed most of our strategic goals thus far in 2003. In order to meet our mid-range strategic goals, we anticipate opening our ninth branch location in Lancaster, New York in December 2003 and following such opening with one additional branch location in each of the coming three years. We feel this network should allow us to realize benefits of critical mass from the infrastructure we have invested in and developed over recent years."

Attached are Unaudited Statements of Income and Balance Sheets for Evans Bancorp, Inc.

A conference call will be held with company management at 11:00 a.m. (ET) on Thursday, October 23, 2003 to discuss performance results for the third quarter of 2002 at 1-800-335-9329 (request Evans Bancorp Conference Call). An audio recording will be available one hour after the call through October 30, 2003 at 12:00 p.m., and may be accessed at 1-800- 642-1687, passcode 9851036. The call will also be simultaneously broadcast live over the Internet at the following link: http://www.firstcallevents.com/service/ajwz391579529gf12.html and will be archived for 90 days. There is no charge to attend either event.

Evans Bancorp, Inc. is the holding company for Evans National Bank, a commercial bank with eight branches located in Western New York, which had approximately $335.6 million in assets and approximately $274.1 million in deposits at September 30, 2003. Evans National Bank also owns M&W Agency, Inc., a retail property and casualty insurance agency with ten offices in Western New York, and ENB Associates, Inc. which provides non-deposit investment products. Evans Bancorp, Inc. common stock is listed on the Nasdaq National Market under the symbol EVBN.

This press release includes "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning future business, revenues and earnings. These statements are not historical facts or guarantees of future performance events or results. There are risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements. Information on factors that could affect the Company's business and results is discussed in the Company's periodic reports filed with the Securities and Exchange Commission. Forward looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise forward looking information, whether as a result of new, updated information, future events or otherwise.

EVANS BANCORP, INC.
STATEMENTS OF INCOME
UNAUDITED
($000s) EXCEPT PER SHARE DATA


                                                                   QUARTER ENDED SEPTEMBER 30,   NINE MONTHS ENDED SEPTEMBER 30,
                                                                       2003          2002              2003          2002
                                                                     -------        -------          -------        -------
INTEREST INCOME:
    Loans                                                            $ 2,677        $ 2,689          $ 7,996        $ 8,117
    Federal funds sold & interest on deposits in  other banks             15             14               77             54
    Securities:
        Taxable                                                          380            580            1,557          2,005
        Non-taxable                                                      573            511            1,714          1,466
                                                                     -------        -------          -------        -------
Total interest income                                                  3,645          3,794           11,344         11,642

INTEREST EXPENSE:
    Interest on deposits                                                 961          1,037            3,002          3,353
    Short-term borrowings                                                165            131              459            418
                                                                     -------        -------          -------        -------
                                                                       1,126          1,168            3,461          3,771

NET INTEREST INCOME                                                    2,519          2,626            7,883          7,871

Provision for loan losses                                                120            105              360            315
                                                                     -------        -------          -------        -------

Net Interest Income after provision for
    loan losses                                                        2,399          2,521            7,523          7,556

NON-INTEREST INCOME
    Service charges                                                      451            261            1,353            818
    Insurance service and fees                                           897            737            2,797          2,244
    Commission fees                                                       56             89              167            183
    Gain (loss) on sales of securities                                    58              0              271            111
    Premiums on loans sold                                                56             13              102             34
    Other                                                                515            275            1,304            635
                                                                     -------        -------          -------        -------
Total non-interest income                                              2,035          1,375            5,994          4,025

NON-INTEREST EXPENSE:
    Salaries and benefits                                              1,742          1,413            5,028          4,104
    Occupancy                                                            349            325            1,096            963
    Supplies                                                              54             61              222            171
    Repairs and maintenance                                               81             97              296            304
    Advertising and public relations                                      56             50              203            145
    Professional services                                                 98            146              553            425
    FDIC assessment                                                       11              9               29             26
    Other insurance                                                       82             72              211            210
    Other                                                                659            496            1,876          1,509
                                                                     -------        -------          -------        -------
Total non-interest expense                                             3,132          2,669            9,514          7,857

Income before taxes                                                    1,302          1,227            4,003          3,724

Income Taxes                                                             293            292              908            983

NET INCOME                                                           $ 1,009        $   935          $ 3,095        $ 2,741
                                                                     =======        =======          =======        =======

Earnings per share - Basic and Diluted*                              $  0.41        $  0.38          $  1.26        $  1.13
                                                                     =======        =======          =======        =======


------
* All per share data reflects the 5% stock dividend paid January 29, 2003 and the 5% stock dividend declared September 16, 2003 and payable December 1, 2003.

EVANS BANCORP, INC.
BALANCE SHEETS
UNAUDITED
($000s)

                                                            SEPTEMBER 30   DECEMBER 31
                                                                2003          2002
                                                              --------      --------
ASSETS
   Cash and due from banks                                    $ 10,021      $ 11,309
   Federal funds sold                                                0         8,450
   Interest bearing accounts on other banks                        683           877
   Securities:
       Classified as available-for-sale, at fair value         126,120       103,031
       Classified as held-to-maturity, at amortized cost         3,642         3,641

Loans, net of allowance for loan losses of $2,381
   in 2003 and $2,146 in 2002                                  175,275       148,998

Properties and equipment, net                                    5,404         5,349
Goodwill assets                                                  2,945         2,945
Intangible assets                                                  830           787
Bank owned life insurance                                        7,162           663
Other assets                                                     3,550         2,661
                                                              --------      --------

TOTAL ASSETS                                                  $335,632      $288,711
                                                              ========      ========

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
   Deposits:
       Demand                                                 $ 49,494      $ 44,665
       NOW accounts                                             11,072        10,535
       Regular savings                                         111,693        94,908
       Time deposits, $100,000 or over                          32,150        28,441
       Other time accounts                                      69,647        60,958
                                                              --------      --------
                                                               274,055       239,507

Other borrowed funds                                            17,875         8,111
Securities sold under agreement to repurchase                    6,993         6,543
Dividend payable                                                   788             0
Other liabilities                                                3,808         3,688
                                                              --------      --------

TOTAL LIABILITIES                                              303,520       257,849

STOCKHOLDERS' EQUITY
   Common stock, $0.50 par value; 10,000,000
      shares authorized; 2,432,309  and
      2,450,870 shares issued,respectively                       1,229         1,167
   Capital surplus                                              19,319        16,579
   Retained earnings                                            10,192        11,180
   Accumulated other comprehensive income, net                   1,948         1,942
   Less: Treasury stock, at cost                                  -576            -6
                                                              --------      --------

TOTAL STOCKHOLDERS' EQUITY                                      32,112        30,862
                                                              --------      --------

TOTAL LIABILITIES AND STOCKHOLDERS'
   EQUITY                                                     $335,632      $288,711
                                                              ========      ========


--------

Note: All per share data reflects the 5% stock dividend paid January 29, 2003 and the 5% stock dividend declared September 16, 2003 and payable December 1, 2003.